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                                                                     EXHIBIT (j)


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the incorporation by reference of our report dated May 9, 2005 for the Van Kampen Aggressive Growth Fund, Van Kampen Mid Cap Growth Fund (formerly Van Kampen Growth Fund), Van Kampen Select Growth Fund, Van Kampen Small Cap Growth Fund, Van Kampen Small Cap Value Fund, Van Kampen Utility Fund and Van Kampen Value Opportunities Fund in the related Prospectus and Statement of Additional Information and in the Registration Statement (Form N-1A) of the Van Kampen Equity Trust filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 52 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-8122) and in this Amendment No. 53 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4805).

                                                           /s/ ERNST & YOUNG LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


Chicago, Illinois
July 25, 2005